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                                                            EXHIBIT 5

November 21, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549-1004

RE:  COMVERSE TECHNOLOGY, INC.
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Gentlemen:

I have acted as legal counsel to Comverse Technology, Inc., a New York corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 21,446,880 shares of Common Stock of the Company, par value $0.01 per share ("Common Stock"), issuable upon the exercise of options ("Options") which have been or may be granted under the Company's 1984 Incentive Stock Option Plan and 1987 Stock Option Plan (the "Plans"), including the registration for resale, pursuant to a prospectus prepared in accordance with Part I of Form S-3, of an aggregate of 6,000 shares of Common Stock, as set forth in Post-Effective Amendment No. 10 to the Registration Statement.

I have examined originals, or copies certified to my satisfaction, of the Certificate of Incorporation and By-Laws of the Company, the minutes and other records of the proceedings of the Board of Directors and of the Stockholders of the Company, the Plans and such other documents, corporate and public records, agreements, and certificates of officers of the Company and of public and other officials, and I have considered such questions of law, as I have deemed necessary as a basis for the opinions hereinafter expressed. In such examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on and subject to the foregoing, I hereby advise you that, in my opinion, the issuance of shares of Common Stock, upon exercise of the Options in accordance with the provisions and subject to the conditions set forth in the Plans and in the agreements executed thereunder governing the issuance and exercise of the Options, has been duly authorized and, when the consideration for such shares has been received by the Company and such shares have been issued in accordance with and subject to such terms and conditions, such shares of Common Stock will be legally issued, fully paid and nonassessable.

I hereby consent to the reference to the undersigned under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,


William F. Sorin